Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: 781-250-0111
FOR IMMEDIATE RELEASE	Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, PhD President and Chief Executive Officer (781) 419-1900	Laura L. Whitehouse VP, Market Development (781) 419-1812

Repligen Reports Preliminary Fiscal Year 2010 Financial Results and Provides

Financial Guidance and Development Goals for Fiscal Year 2011

WALTHAM, MA – April 16, 2010 – Repligen Corporation (NASDAQ: RGEN) today announced preliminary financial results for fiscal year 2010 which ended March 31, 2010. Total revenue for the year is expected to be $21.0 million, including $10.3 million of bioprocessing product revenue and $10.7 million of royalty and other revenue. Research and development expenses are expected to be between $13.8-$14.2 million and selling, general and administrative expenses between $6.8-$7.2 million. The net loss for the year is expected to be between $3.6-$4.0 million and cash and investments as of March 31, 2010 are expected to be $59.1 million.

For fiscal year 2011, which started on April 1, 2010 and will end on March 31, 2011, we currently expect total revenue to increase to $22-$24 million, which includes an anticipated increase in bioprocessing product revenue of 10-20% to $11.3-$12.4 million. Research and development expenses are currently expected to decrease to $12-$13 million including expenses associated with a potential re-read of our RG1068 Phase 3 clinical trial images as discussed below. Selling, general and administrative expenses are currently expected to be $8-$9 million and include investments in our bioprocessing commercial infrastructure and initial market development activities for RG1068. The net loss for fiscal year 2011 is expected to be $3-$4 million and cash and investments on March 31, 2011 are expected to be $57.5-$58.5 million resulting in a cash burn of approximately $1 million for the year. This current outlook for fiscal year 2011 is based on current operating plans and excludes potential product acquisitions or licensing events currently under discussion.

“While, as always, there are a number of external factors that could influence our actual results for this next year, I am optimistic that we are beginning to see a return to growth for our bioprocessing business,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “Our revenues support development of our existing pipeline with minimal cash burn and also allow us to actively seek acquisition opportunities to build our therapeutic and bioprocessing businesses.”

Fiscal Year 2011 Program Goals

RG1068 for MRI Imaging of the Pancreas

In February we filed a submission to the Food and Drug Administration (FDA) in which we described multiple issues with the analysis of the radiographic images by the contract research organization (CRO) hired to oversee analysis of the Phase 3 trial data. We also submitted a protocol to the FDA to hire a new CRO and re-analyze the images from our Phase 3 study to establish the utility of RG1068 in improving MRI imaging of the pancreas (Phase 3 re-read). Based on discussions with the FDA, we plan to submit a revised plan for a potential Phase 3 re-read as well as additional data related to the

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Repligen Reports Preliminary Fiscal Year 2010 Financial Results and Provides Financial Guidance

and Development Goals for Fiscal Year 2011, April 16, 2010

issues at the CRO in preparation for a meeting with the FDA in May. We have also submitted a Phase 3 re-read proposal to the European Medicines Agency. They have indicated that they are open to a re-read of the Phase 3 data, and they have requested submission of a revised protocol which includes new endpoints related to the impact of the identification of structural abnormalities on clinical decision making. We intend to discuss a revised protocol with the EMA this month.

RG2417 for Bipolar Depression

We are currently enrolling a Phase 2b clinical trial of RG2417, an oral formulation of uridine, in patients with bipolar depression at 19 clinical sites in the United States. We have recruited 135 patients and to date approximately 70 patients have completed the protocol. We plan to recruit a total of 150-170 patients and expect to report top line results of the study by the end of the year.

HDAC-3 Inhibitors for Friedreich’s Ataxia

We are currently developing inhibitors of histone deacetylase 3 (HDAC-3) for the treatment of inherited neurodegenerative diseases such as Friedreich’s ataxia. Preclinical studies have shown that specific HDAC-3 inhibitors increase production of the protein frataxin which may have the potential to arrest disease progression in patients with Friedreich’s ataxia. We plan to file an Investigational New Drug Application (IND) for a Phase 1 human clinical study of RG2833 in healthy volunteers this quarter.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for neurological disorders. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

The Company’s financial statements for fiscal year 2010 are not finalized until they are filed in its Annual Report on Form 10-K for the year ended March 31, 2010. The Company is required to consider all available information through the completion of its financial statements and the possible impact of such information on its financial condition and results of operations for the reporting period, including the impact of such information on the complex and subjective judgments and estimates the Company made in preparing certain of the preliminary information included in this Press Release. Subsequent information or events may lead to material differences between the preliminary financial results described in this Press Release and the financial results that will be described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Those differences could adversely impact our results of operations and financial condition. Readers should consider this possibility in reviewing the earnings information in this Press Release. In addition, this press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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